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                                                                     Exhibit 4.9

                              CERTIFICATE OF TRUST
                                       OF
                              ACE CAPITAL TRUST I

          THIS Certificate of Trust of ACE Capital Trust I (the "Trust"), dated as of May 19, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
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          1.   Name.  The name of the business trust formed hereby is ACE
               ----
Capital Trust I.

          2.   Delaware Trustee.  The name and business address of the trustee
               ----------------
of the Trust with a principal place of business in the State of Delaware is Bank One Delaware, Inc., Three Christina Centre, 201 North Walnut Street, Wilmington, Delaware 19801.

          3.   Effective Date.  This Certificate of Trust shall be effective
               --------------
upon filing with the Secretary of the State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                    THE FIRST NATIONAL BANK OF CHI CAGO, not in its individual capacity but solely as trustee of the Trust

                    By:  /s/ SANDRA L. CARUBA
                        _______________________________________________
                          Name:  SANDRA L. CARUBA
                          Title: VICE PRESIDENT



                    BANK ONE DELAWARE, INC., not in its individual capacity but solely as trustee of the Trust


                    By:  /s/ SANDRA L. CARUBA
                        _______________________________________________
                          Name:  SANDRA L. CARUBA
                          Title: VICE PRESIDENT


                    ____________________________________________
                    ROBERT A. BLEE, not in his individual capacity but solely as trustee of the Trust